UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2019 (September 24, 2019)

BROADCOM INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38449	35-2617337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1320 Ridder Park Drive, San Jose, California		95131
(Address of principal executive offices)		(Zip Code)

(408) 433-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	AVGO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03	Material Modification to the Rights of Security Holders

In connection with the public offering (the “Offering”) by Broadcom Inc., a Delaware corporation (the “Company”), of 3,250,000 shares, representing $3.25 billion aggregate liquidation preference (the “Firm Shares”), as well as an additional 487,500 shares, representing $487.5 million additional aggregate liquidation preference to cover over-allotments (the “Option Shares,” and, together with the Firm Shares, the “Shares”), of its 8.00% Mandatory Convertible Preferred Stock, Series A, par value $0.001 per share (the “Mandatory Convertible Preferred Stock”), the Company filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware on September 30, 2019 to establish the designations, powers, preferences and rights of the Mandatory Convertible Preferred Stock and the qualifications, limitations and restrictions thereof, including the dividend rate, the amount payable with respect thereto in the event of the Company’s voluntary or involuntary liquidation, winding-up or dissolution, restrictions on the issuance of shares of the same series or of any other class or series, the terms and conditions of conversion of the Mandatory Convertible Preferred Stock and the voting rights of the Mandatory Convertible Preferred Stock. The Certificate of Designations became effective upon such acceptance of filing.

Subject to certain exceptions, so long as any share of Mandatory Convertible Preferred Stock remains outstanding, no dividend or distribution will be declared or paid on shares of the Company’s common stock or any other class or series of stock ranking junior to the Mandatory Convertible Preferred Stock, and no common stock or any other class or series of stock ranking junior to the Mandatory Convertible Preferred Stock will be purchased, redeemed or otherwise acquired for consideration by the Company or any of its subsidiaries unless, in each case, all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid, or a sufficient amount of cash or number of shares of the Company’s common stock has been set apart for the payment of such dividends, on all outstanding shares of Mandatory Convertible Preferred Stock.

Unless earlier converted in accordance with the terms of the Certificate of Designations, each share of Mandatory Convertible Preferred Stock will automatically convert on the mandatory conversion date, which is expected to be September 30, 2022, into between 3.0303 and 3.5422 shares of the Company’s common stock, subject to customary anti-dilution adjustments. The number of shares of the Company’s common stock issuable upon conversion will be determined based on the average volume-weighted average price per share of the Company’s common stock over the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately before September 30, 2022.

Subject to the rights of holders of any class of the Company’s capital stock ranking senior to the Mandatory Convertible Preferred Stock with respect to dividends, holders of Mandatory Convertible Preferred Stock will be entitled to receive, when, as and if declared by the Company’s board of directors, or an authorized committee thereof, out of funds legally available for payment, cumulative dividends at the annual rate of 8.00% of the liquidation preference of $1,000 per share (equivalent to $80.00 annually per share), payable in cash or, subject to certain limitations, by delivery of shares of the Company’s common stock or any combination of cash and shares of the Company’s common stock, at the Company’s election. If declared, dividends on the Mandatory Convertible Preferred Stock will be payable quarterly on March 31, June 30, September 30 and December 31 of each year, commencing on December 31, 2019 to, and including, September 30, 2022, to the holders of record of the Mandatory Convertible Preferred Stock as they appear on the Company’s stock register at the close of business on the immediately preceding March 15, June 15 and September 15 and December 15, respectively.

Upon the Company’s voluntary or involuntary liquidation, winding-up or dissolution, each holder of Mandatory Convertible Preferred Stock will be entitled to receive a liquidation preference in the amount of $1,000 per share of Mandatory Convertible Preferred Stock, plus an amount equal to accumulated and unpaid dividends on such shares to, but excluding, the date fixed for liquidation, winding-up or dissolution to be paid out of the Company’s assets legally available for distribution to its stockholders, after satisfaction of debt and other liabilities owed to the Company’s creditors and holders of shares of its stock ranking senior to the Mandatory Convertible Preferred Stock and before any payment or distribution is made to holders of any stock ranking junior to the Mandatory Convertible Preferred Stock (including the Company’s common stock).

The above description of the Certificate of Designations is qualified in its entirety by reference to the Certificate of Designations, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 30, 2019, the Company filed the Certificate of Designations with the Secretary of State of the State of Delaware to establish the designations, powers, preferences and rights of the Mandatory Convertible Preferred Stock and the qualifications, limitations and restrictions thereof, including the dividend rate, the amount payable with respect thereto in the event of the Company’s voluntary or involuntary liquidation, winding-up or dissolution, the terms and conditions of conversion of the Mandatory Convertible Preferred Stock and the voting rights of the Mandatory Convertible Preferred Stock. The Certificate of Designations, a copy of which is incorporated by reference as Exhibit 3.1 to this Current Report on Form 8-K, became effective upon acceptance of such filing. The information set forth under Item 3.03 above is incorporated herein by reference.

Item 8.01	Other Events

On September 24, 2019, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”), among the Company and BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named on Schedule A thereto (the “Underwriters”), pursuant to which the Company agreed to offer and sell to the Underwriters an aggregate of 3,250,000 shares of Mandatory Convertible Preferred Stock, in a registered public offering pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-225648). Pursuant to the Underwriting Agreement, the Company granted the Underwriters an option to purchase an additional 487,500 shares of Series A Preferred Stock to cover over-allotments, if any (the “Option”). On September 26, 2019, the Underwriters exercised the Option in full.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company, customary indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, and certain other obligations of the parties.

On September 30, 2019, the Company closed the Offering, including the shares of Mandatory Convertible Preferred Stock issuable pursuant to the Option. We have applied to list the Mandatory Convertible Preferred Stock on The Nasdaq Global Select Market under the symbol “AVGOP.”

For a description of the terms and conditions of the Underwriting Agreement, please refer to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 hereto, and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement so filed.

A copy of the legal opinion and consent of Latham & Watkins LLP, counsel to the Company, relating to the Mandatory Convertible Preferred Stock issued and sold in the Offering is attached as Exhibit 5.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1

Underwriting Agreement relating to the Mandatory Convertible Preferred Stock, dated September 24, 2019, by and among the Company and BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named on Schedule A thereto.

3.1	Certificate of Designations of the 8.00% Mandatory Convertible Preferred Stock, Series A, filed with the Secretary of State of the State of Delaware on September 30, 2019.

4.1	Specimen Certificate of the 8.00% Mandatory Convertible Preferred Stock, Series A (contained in Exhibit 3.1 above).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (contained in Exhibit 5.1 above).

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROADCOM INC.

Date: September 30, 2019	By:	/s/ Mark Brazeal
	Name:	Mark Brazeal
	Title:	Chief Legal Officer